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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1998, with respect to the consolidated financial statements of Complete Wellness Centers, Inc. included in the Registration Statement (Form SB-2 No. 333-_______) and related Prospectus of Complete Wellness Centers, Inc. for the registration of 3,300,000 shares of its 10% Series C Cumulative Convertible Preferred Stock.

                                        /s/ ERNST & YOUNG LLP

Vienna, Virginia
December 17, 1999